UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 26, 2025

H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri	001-06089	44-0607856
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

One H&R Block Way, Kansas City, Missouri 64105

(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	HRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 26, 2025, Block Financial LLC ("Block Financial") issued and sold $350.0 million principal amount of its 5.375% Notes due 2032 (the "Notes"), which are fully and unconditionally guaranteed by H&R Block, Inc. (the "Company") pursuant to guarantees (the "Guarantees") endorsed on the Notes. The closing of the sale of the Notes occurred on August 26, 2025. The offering of the Notes was registered under the Securities Act of 1933 (the "Securities Act"), as amended, pursuant to a shelf registration statement (the "Registration Statement") on Form S-3ASR (File No. 333-281584), as supplemented by the prospectus supplement dated August 19, 2025, previously filed with the Securities Exchange Commission under the Securities Act.

The Notes were issued pursuant to the Indenture, dated as of October 20, 1997 (the "Base Indenture"), among the Company, Block Financial (formerly known as Block Financial Corporation) and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company, "DBT"), as supplemented by that certain Fifth Supplemental Indenture, dated August 26, 2025 among the Company, Block Financial, DBT and U.S. Bank Trust Company, National Association (the "Fifth Supplemental Indenture"), designating U.S. Bank Trust Company, National Association as separate trustee for the Notes and as successor trustee to DBT, and that certain Officers' Certificate, dated August 26, 2025 (the "Officers' Certificate" and, together with the Base Indenture and the Fifth Supplemental Indenture, the "Indenture"), establishing the terms of the Notes.

The Notes bear interest at 5.375% per annum and will mature on September 15, 2032. Interest on the Notes is payable on March 15 and September 15 of each year, beginning March 15, 2026. At any time and from time to time prior to July 15, 2032 (which is the date that is two months prior to the maturity date), Block Financial may redeem the Notes, in whole or in part, at the applicable "make-whole" redemption price set forth in the Indenture. At any time and from time to time on or after July 15, 2032, Block Financial may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, as described in the Indenture.

The Indenture contains certain restrictions, including a limitation on the Company's ability and the ability of its subsidiaries to incur liens and to consolidate, merge or transfer all or substantially all of their assets, and requires Block Financial to offer to repurchase the Notes upon certain change of control triggering events set forth in the Indenture. These covenants are subject to important limitations and exceptions, as described in the Indenture. The Indenture also contains customary events of default.

The foregoing descriptions of the Indenture and the Notes are qualified in their entirety by reference to the Base Indenture, which is filed as Exhibit 4(a) to the Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 1997, the Fifth Supplemental Indenture, which is filed as Exhibit 4.1 hereto, and the Officers' Certificate (including the form of the Notes attached thereto), which is filed as Exhibit 4.2 hereto, each of which is incorporated by reference herein.

The following documents are being filed with this Current Report on Form 8-K and are incorporated by reference into the Registration Statement: (i) the Fifth Supplemental Indenture, filed as Exhibit 4.1 hereto; (ii) the Officers' Certificate, filed as Exhibit 4.2 hereto (including the form of Notes, including the notation of Guarantees); and (iii) the opinion of counsel addressing the validity of the Notes and the Guarantees, filed as Exhibit 5.1 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Fifth Supplemental Indenture, dated August 26, 2025, among H&R Block, Inc., Block Financial LLC (formerly known as Block Financial Corporation), Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) and U.S. Bank Trust Company, National Association, as separate and successor trustee.
4.2	Officers' Certificate, dated August 26, 2025, of Block Financial LLC (including the Form of the 5.375% Notes due 2032).
5.1	Opinion of Stinson LLP.
23.1	Consent of Stinson LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	August 26, 2025	By:	/s/ Katharine M. Haynes
Katharine M. Haynes
Vice President and Corporate Secretary